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                                  "EXHIBIT 21"

                               LIST OF SUBSIDIARIES


                Subsidiaries of International Bancshares Corporation

        Name                         Business                 % of Ownership
        ----                         --------                 --------------
IBC Subsidiary Corporation           Bank Holding Company          100%
IBC Life Insurance Company           Credit Life Insurance         100%
IBC Trading Company                  Export Trading                100%
IBC Capital Corporation              Investments                   100%
IB Capital Trust I                   Capital Securities            100%
IB Capital Trust II                  Capital Securities            100%
IB Capital Trust III                 Capital Securities            100%
IB Capital Trust IV                  Capital Securities            100%

                   Subsidiaries of IBC Subsidiary Corporation

        Name                         Business                 % of Ownership
        ----                         --------                 --------------
International Bank of Commerce       State Bank                    100%
Commerce Bank                        State Bank                    100%
International Bank of Commerce,
  Zapata                             State Bank                    100%
International Bank of Commerce,
  Brownsville                        State Bank                    100%
Gulfstar Group I, Ltd.               Investment and Merchant
                                       Banking                      70%
Gulfstar Group II, Ltd.              Investment Banking             70%